Exhibit 5.1

February 17, 2015

Precision Drilling Corporation

800, 525 – 8th Avenue S.W

Calgary, Alberta

Canada T2P 1G1

Registration Statement on Form F-10/F-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form F-10/F-4 (the “Registration Statement”) of Precision Drilling Corporation, a Canadian corporation (the “Company”), and certain subsidiaries of the Company listed on Schedule A (the “Delaware Guarantors”) and Schedule B (the “Non-Delaware Guarantors”) (collectively, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company’s 5.250% Senior Notes due 2024 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding 5.250% Senior Notes due 2024 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture (the “Indenture”), dated as of June 3, 2014, among the Company, the Guarantors, The Bank of New York Mellon as U.S. trustee, paying agent and registrar, and Valiant Trust Company as Canadian trustee.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Indenture, included as Exhibit 4.2 to the Registration Statement;

3. the Form of Exchange Note and the related Guarantees, included as Exhibit 4.1 to the Registration Statement;

4. the Registration Rights Agreement, dated as of June 3, 2014 (the “Registration Rights Agreement”), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.3 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Delaware Guarantors that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by laws, as amended, of the Delaware Guarantors, certified by each such Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors of such Guarantors relating to the issuance the Guarantees of the Exchange Notes, certified by such Guarantors and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement, (ii) that the Exchange Notes and Guarantees will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added, (iii) that each of the Company and each Non-Delaware Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, (iv) that each of the Company and each Non-Delaware Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Indenture and the Exchange Notes or Guarantees, as applicable, (v) that the execution, delivery and performance by each of the Company and each Non-Delaware Guarantor of the Indenture and the Exchange Notes or Exchange Guarantees, as applicable, has been duly authorized by all necessary corporate action and do not violate such party’s certificate or articles of incorporation, articles of association, by-laws, operating agreements or other organizational documents or the laws of its jurisdiction of organization and (vi) the due execution and delivery of the Indenture and the Exchange Notes or Guarantees, as applicable, by each of the Company and each Non-Delaware Guarantor under the laws of its jurisdiction of organization.

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Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Schedule A

Guarantor	Jurisdiction
Precision Completion & Production Services Ltd.	Delaware
Precision Drilling, Inc.	Delaware
Murco Drilling Corporation	Delaware

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Schedule B

Guarantor	Jurisdiction
Precision Diversified Oilfield Services Corp.	Alberta
Precision Limited Partnership	Alberta
Precision Drilling Canada Limited Partnership	Alberta
Precision Employment Services Corp.	Alberta
DI Energy, Inc.	Texas
Grey Wolf International, Inc.	Texas
Grey Wolf International Drilling Corporation	Canada
Precision Drilling Holdings Company	Nevada
Precision Drilling LLC	Louisiana
Precision Drilling Company, LP	Texas
DI/Perfensa Inc.	Texas
PD Supply Inc.	Texas
Precision Drilling (US) Corporation	Texas
Precision Directional Services, Inc.	Texas
Precision Directional Services Ltd.	Alberta